SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  October 26, 2004

Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)
Delaware	333-107055	13-3320910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

                                                  None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Filing of Certain Materials

Pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) is filing a prospectus and a prospectus supplement with the Securities and Exchange Commission (the “Commission”) relating to its CSFB Home Equity Pass-Through Certificates, Series 2004-AA1 (the “Certificates”).

Incorporation of Certain Documents by Reference

In connection with the issuance of the Certificates, the Company is filing herewith the consent of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to the use of their name and the incorporation by reference of their report in the prospectus supplement relating to the issuance of the Certificates.  The consent of PricewaterhouseCoopers is attached hereto as Exhibit 23.1

The consolidated financial statements of Financial Security Assurance Inc. (“FSA”) and Subsidiaries as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which are included in the Annual Report on Form 10-K of Financial Security Assurance Holdings Ltd. for the fiscal year ended December 31, 2003 and which have been audited by PricewaterhouseCoopers.  The consent of PricewaterhouseCoopers to the incorporation by reference of their audit report on such financial statements in the prospectus supplement and their being named as “experts” in the prospectus supplement related to CSFB  Home Equity Pass-Through Certificates, Series 2004-AA1, is attached hereto as Exhibit 23.1.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

23.1

Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE

SECURITIES CORP.

By: /s/ John P. Graham

Name: John P. Graham

Title: Vice President

Dated:  October 26, 2004

Exhibit Index

Exhibit

23.1

Consent of PricewaterhouseCoopers LLP